UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2009, VeraSun Energy Corporation (the “Company”), WestLB AG, New York Branch (“WestLB”), and the Company’s subsidiaries ASA OpCo Holdings, LLC (“ASA Holdings”), ASA Bloomingburg, LLC (“ASA Bloomingburg”) and ASA Linden, LLC (“ASA Linden”) entered into an Asset Purchase Agreement (the “WestLB APA”) providing for the sale to WestLB or its designees of substantially all of the assets relating to the Company’s production facilities in Bloomingburg, Ohio and Linden, Indiana for consideration consisting of the release of $99 million of indebtedness under the pre-petition credit agreement among ASA Holdings, ASA Bloomingburg, ASA Linden, the Company’s subsidiary ASA Albion, LLC (“ASA Albion” and, together with ASA Holdings, ASA Bloomingburg and ASA Linden, the “ASA Entities”) and WestLB, as administrative agent for the lenders that are parties thereto, and the assumption by WestLB or its designees of specified liabilities. The closing under the WestLB APA is subject to various conditions, including the repayment of obligations under the ASA Entities’ debtor-in-possession financing facility with WestLB from the proceeds of the sale of assets of ASA Albion. The foregoing description of the WestLB APA does not purport to be complete and is qualified in its entirety by reference to the WestLB APA, a copy of which is filed as Exhibit 2.1 to this report.

On April 24, 2009, the Company’s subsidiary US BioEnergy Corporation (“USBE”) and RBF Acquisition VIII, LLC (“RBF Acquisition”), an entity owned by AgStar Financial Services, PCA (“AgStar”), amended and restated their April 2, 2009 asset purchase agreement (the “USBE APA”) to provide for separate closings with respect to specified assets of USBE. The foregoing description of the April 24, 2009 amendment and restatement of the USBE APA does not purport to be complete and is qualified in its entirety by reference to the amended and restated USBE APA, a copy of which is filed as Exhibit 2.2 to this report.

WestLB is one of the lenders and is the administrative agent under a pre-petition secured credit facility with the ASA Entities and a debtor-in-possession financing facility with the Company and the ASA Entities.

AgStar is one of the lenders and is the administrative agent under the pre-petition secured credit facilities and debtor-in-possession financing facilities for the subsidiaries of USBE other than US Bio Marion, LLC. Subject to the terms of various transition services agreements, the Company is required to provide specified information technology services to entities owned by AgStar in connection with such entities’ April 9, 2009 acquisition from subsidiaries of USBE of ethanol production facilities in Dyersville, Iowa; Hankinson, North Dakota; Janesville, Minnesota; Central City and Ord, Nebraska; and Woodbury, Michigan.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 24, 2009, USBE completed the sale to RBF Acquisition of substantially all of its assets other than membership interests in Big River Resources Grinnell, LLC (the “UBSE Assets”) in exchange for AgStar’s release of USBE from its obligations under $2.7 million of existing indebtedness and RBF Acquisition’s assumption of specified liabilities. The sale of the UBSE Assets was conducted under the provisions of Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”) and was subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which the Bankruptcy Court granted in a sale order entered on April 6, 2009, in connection with the bankruptcy cases of the Company and 24 of its subsidiaries (collectively, the “Debtors”) under chapter 11 of the Bankruptcy Code that are being jointly administered by the Bankruptcy Court as In re VeraSun Energy Corporation, et al., Case No. 08-12606 (BLS).

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The disclosure in Items 1.01 and 2.01 of this report is incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the sale of substantially all of the assets of the Company and its subsidiaries, both with respect to each major type of cost associated with each of the foregoing and with respect to the total cost of each of the foregoing, or an estimate of the amount or range of amounts that will result in future cash expenditures.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company is currently unable to prepare meaningful pro forma financial information reflecting the transactions described in Items 1,01 and 2.01 of this report. To the extent pro forma financial information is required by Item 9.01 of Form 8-K, the Company would file such information by subsequent amendment to this Current Report on Form 8-K unless such information is not known or reasonably available to the Company within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934, as amended.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, made as of April 23, 2009, by and among WestLB AG, New York Branch, ASA Linden, LLC, ASA Bloomingburg, LLC, ASA OpCo Holdings, LLC and VeraSun Energy Corporation

2.2	Amended and Restated Asset Purchase Agreement, made as of April 24, 2009, by and among RBF Acquisition VIII, LLC and US BioEnergy Corporation

Additional information regarding the Debtors’ bankruptcy cases, including access to court documents and other general information, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, including the sale of assets of the Company and its subsidiaries, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: any failure of the Company and each of the successful bidders to enter into a definitive purchase and sale agreement for the assets to be acquired; any failure of a successful bidder to consummate the purchase of the assets as to which it was a successful bidder for financial or other reasons; the ability of the Company to comply with the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the bankruptcy court in connection with the Company’s chapter 11 cases, including requirements to sell assets within mandated deadlines; the ability of the Company to fund the wind-down of its operations and the implementation of any plan of reorganization; the

Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; and the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities. The Company expects that, upon effectiveness of the plan of reorganization, the Company’s common stock will be cancelled for no consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: April 28, 2009	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, made as of April 23, 2009, by and among WestLB AG, New York Branch, ASA Linden, LLC, ASA Bloomingburg, LLC, ASA OpCo Holdings, LLC and VeraSun Energy Corporation

2.2	Amended and Restated Asset Purchase Agreement, made as of April 24, 2009, by and among RBF Acquisition VIII, LLC and US BioEnergy Corporation